Exhibit 10.3(g)
ARDELYX, INC.
AMENDED AND RESTATED
2014 EQUITY INCENTIVE AWARD PLAN

FORM OF STOCK OPTION GRANT NOTICE
Ardelyx, Inc., a Delaware corporation, (the “Company”), pursuant to its Amended and Restated 2014 Equity Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock (“Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein, as well as in the Plan and the Stock Option Agreement (the “Stock Option Agreement”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	[NAME]
Grant Date:	[DATE]
Vesting Commencement Date:	[DATE]
Exercise Price per Share:	[$_____]
Total Exercise Price:	[$_____]
Total Shares Subject to the Option:	_____________ shares
Expiration Date:	[DATE]
Type of Option:	[Non-Qualified Stock Option]

ARDELYX, INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:	Date:

The Vesting Schedule shall be as follows:

Shares	Vest Date

Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan.